Exhibit 10.2


                           GENERAL SECURITY AGREEMENT
                                    New York

Debtor: Pro-Fac Cooperative, Inc. A(n) _____ individual(s) X cooperative corporation _____ limited liability company _____ partnership ___ organized and registered under the laws of the State of New York Organizational Identification Number (if any): _______________ (Note: this number is not the same as the Taxpayer Identification Number.) Chief executive office/residence: 90 Linden Oaks, Rochester, New York 14625

Secured Party: Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, Attn: General Counsel's Office.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, Debtor agrees with Secured Party as follows:

1.   Security Interests.

     1.1 Grant. As security for the prompt and complete payment and performance when due of all of the Obligations, Debtor does hereby grant to Secured Party a continuing security interest ("Security Interest") in all personal property and fixtures of Debtor, wherever located, whether now existing or owned or hereafter arising or acquired, whether or not subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time ("UCC"), and whether or not affixed to any realty including (i) all accounts, chattel paper, investment property, deposit accounts, documents, equipment, farm products, general intangibles (including trademarks, service marks, trade names, patents, copyrights, licenses and franchises), instruments, inventory, money, letter of credit rights, causes of action (including tort claims) and other personal property (including agreements and instruments not constituting chattel paper or a document, general intangible or instrument); (ii) all additions, accessions to, substitutions for, or replacements of the foregoing; (iii) all proceeds and products of the foregoing including insurance proceeds; and (iv) all business records and information relating to any of the foregoing and any software or other programs for accessing and manipulating such information (collectively, the "Collateral"). Debtor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of Revised Article 9 of the Uniform Commercial Code (1999 Official Text), the foregoing collateral description covers all assets of Debtor. Notwithstanding the foregoing, Collateral does not include the common units Borrower owns in Agrilink Holdings, LLC. However, Collateral does include any distributions from the common units and cash payments made by Birds Eye Foods.

     1.2 Obligations. The term "Obligations" means any and all indebtedness or other obligations of Debtor to Secured Party in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by Secured Party exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by Debtor to others and which Secured Party obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

2.   Covenants. Debtor covenants and agrees as follows:

     2.1 Perfection of Security Interest. Debtor shall execute and deliver to Secured Party such financing statements, control agreements or other documents, in form and content satisfactory to Secured Party, as Secured Party may from time to time request to perfect and continue the Security Interest. Upon the request of Secured Party, Debtor shall deliver to Secured Party any and all instruments, chattel paper, negotiable documents or other documents evidencing or constituting any part of the Collateral properly endorsed or assigned, in a manner satisfactory to Secured Party. Until such delivery, Debtor shall hold such portion of the Collateral in trust for Secured Party. Debtor shall pay all expenses for the preparation, filing, searches and related costs in connection with the grant and perfection of the Security Interest. Debtor authorizes (both prospectively and retroactively) Secured Party to file financing statements, and any continuations and amendments thereof, with respect to the Collateral without Debtor's signature. A photocopy or other reproduction of any financing statement or this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     2.2 Negative Pledge; Disposition of Collateral. Debtor shall not grant or allow the imposition of any lien, security interest or encumbrance on, or assignment of, the Collateral unless consented to in writing by Secured Party. Debtor shall not make or permit to be made any sale, transfer or other disposition of the Collateral; provided, however, prior to the occurrence of an Event of Default, Debtor may in the ordinary course of business consistent with its past practices and with prudent and standard practices used in the industry that is the same or similar to that in which Debtor is engaged: (i) dispose of any Collateral consisting of equipment that is obsolete or worn-out; (ii) sell or exchange any Collateral consisting of equipment in connection with the acquisition of other equipment that is at least as valuable as such equipment, that Debtor intends to use for substantially the same purposes as such equipment and that is not subject to any security interest or other lien or encumbrance;
(iii) collect Collateral consisting of accounts or assign such Collateral for purposes of collection; or (iv) sell or lease Collateral consisting of inventory. A sale, lease or other transfer of such Collateral consisting of inventory in the ordinary course of Debtor's business does not include a transfer in partial or complete satisfaction of any liability or obligation or any bulk sale.

     2.3 Condition of Collateral; Impermissible Use. Debtor shall keep the Collateral consisting of goods in good condition (other than ordinary wear and tear) and shall not commit or permit damage or destruction to such Collateral. Debtor shall not permit (i) the Collateral consisting of goods to be used in such a manner that would violate any insurance policy or warranty covering the Collateral or that would violate any applicable law of any governmental authority (including any environmental law) now or hereafter in effect; (iii) the Collateral consisting of goods to become fixtures on any real property on which Secured Party does not have a first priority mortgage lien (unless Secured Party has been provided with an acceptable landlord/mortgagee waiver) or become an accession to any goods not included in the Collateral; or (iii) any goods included in the Collateral to be placed in any warehouse that may issue a negotiable document with regard to such goods.

     2.4 Modification to Collateral. Debtor shall not, without Secured Party's prior written consent, grant any extension, compound, settlement for less than full amount, release (in whole or in part), modification or cancellation of, or substitution for, or credits or adjustments on Collateral consisting of accounts, chattel paper, general intangibles, instruments, documents, investment property, except that so long as no Event of Default is then in existence, Debtor may grant to account debtors, or other persons obligated with the Collateral, extensions, credits, discounts, compromises or settlements in the ordinary course of business consistent with its past practices and consistent with prudent and standard practices used in the industries that are the same or similar to those in which Debtor is engaged.

     2.5 Titled Goods. Debtor shall cause all goods included in the Collateral to be properly titled and registered to the extent required by applicable law. Upon the request of Secured Party, Debtor shall cause the interest of Secured Party to be properly indicated on any certificate of title relating to such goods and deliver to Secured Party each such certificate, and any additional evidence of ownership, certificates of origin or other documents evidencing any interest in such goods.

     2.6 Insurance. Debtor shall at its own expense, keep in force at all times insurance covering damage to persons and against fire, flood, theft and all other risks which the Collateral may be subject, all in such amounts, with such deductibles and issued by such insurance company as shall be satisfactory to Secured Party. Such insurance shall have all endorsements that Secured Party may require and shall further (i) name Secured Party as an additional insured on the casualty insurance and a lender's loss payable or mortgagee on the hazard insurance; (ii) provide Secured Party with a minimum of thirty (30) days prior written notice of any amendment or cancellation; and (iii) insure Secured Party notwithstanding any act or neglect of Debtor or other owner of the property described in such insurance. If Debtor fails to obtain the insurance as provided herein, Secured Party may, but is not obligated, to obtain such insurance as Secured Party may deem appropriate including, if it so chooses, "single interest insurance" which will cover only Secured Party's interest in the Collateral. Debtor shall pay to Secured Party for the cost of such insurance. Secured Party shall have the option to hold insurance proceeds as part of the Collateral, apply any insurance proceeds toward the Obligations or apply the insurance proceeds towards repair or replacement of the item of Collateral in respect of which such proceeds were received. Upon the request of Secured Party, Debtor shall from time to time deliver to Secured Party such insurance policies, or other evidence of such policies satisfactory to Secured Party and such other related information Secured Party may request.

     2.7 Collateral Information. Debtor shall provide all information, in form and substance satisfactory to Secured Party, that Secured Party shall from time to time request to (i) identify the nature, extent, value, age and location of any of the Collateral, or (ii) identify any account debtor or other party obligated with respect to any chattel paper, general intangible, instrument, investment property, document or deposit account included in the Collateral.

     2.8 Financial Information. Debtor shall furnish to Secured Party financial statements in such form (e.g., audited, reviewed, compiled) and at such intervals as Secured Party shall request from time to time plus any additional financial information that Secured Party may request. All such financial statements shall be in conformity with generally accepted accounting principles consistently applied.

     2.9 Taxes; Licenses; Compliance with Laws. Before the end of any applicable grace period, Debtor shall pay each tax, assessment, fee and charge imposed by any governmental authority upon the Collateral, the ownership, disposition or use of any of the Collateral, this Agreement or any instrument evidencing any of the Obligations. Debtor shall maintain in full force and effect each license, franchise or other authorization needed for any ownership, disposition or use of the Collateral and the conduct of its business, operations or affairs. Debtor shall comply with all applicable law of any governmental authority (including any environmental law), now or hereafter in effect, applicable to the ownership, disposition or use of the Collateral or the conduct of its business, operations or affairs.

     2.10 Records; Legend. Debtor shall maintain accurate and complete books and records relating to the Collateral in conformity with generally accepted accounting principles consistently applied. At Secured Party's request, Debtor will legend, in form and manner satisfactory to Secured Party, its books and records to indicate the Security Interest.

     2.11 Additional Collateral. If at any time the liquidation value of any of the Collateral is unsatisfactory to Secured Party, then on demand of Secured Party Debtor shall either immediately (i) furnish such additional collateral satisfactory to Secured Party to be held by Secured Party as if originally pledged hereunder and shall execute such additional security agreements, financing statements or other agreements as requested by Secured Party (ii) or repay the Obligations to bring the outstanding amount of the Obligations to within a satisfactory relationship to the liquidation value of the Collateral.

     2.12 Notifications of Change. Immediately upon acquiring knowledge or reason to know of any of the following, Debtor shall notify Secured Party of the occurrence or existence of (i) any Event of Default; (ii) any event or condition that, after notice, lapse of time or after both notice and lapse of time, would constitute an Event of Default; (iii) any account or general intangible that arises out of a contract with any governmental authority (including the United States); (iv) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on the Collateral (including a material loss destruction or theft of, or of any damage to, the Collateral, material decline in value of the Collateral or a material default by an account debtor or other party's performance of obligations with respect to the Collateral), on Debtor or its business, operations, affairs or condition (financial or otherwise).

     2.13 Lien Law. If any account or general intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York (the "Lien Law"), Debtor shall (i) give Secured Party notice of such fact; (ii) receive and hold any money advanced by Secured Party with respect to such account or general intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in the Lien Law (Section 71 or otherwise); and (iii) until such trust claim is paid, not use or permit the use of any such money for any purpose other than the payment of such trust claims.

     2.14 Protection of Collateral; Further Assurances. Debtor shall, at its own cost, faithfully preserve, defend and protect the Security Interest as a prior perfected security interest in the Collateral under the UCC and other applicable law, superior and prior to the rights of all third parties (other than those permitted pursuant to Section 3.1) and shall defend the Collateral against all setoffs, claims, counterclaims, demands and defenses. At the request of Secured Party, Debtor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect or protect the Security Interest and Secured Party's rights hereunder including obtaining waivers (in form and content acceptable to Secured Party) from landlords, warehousemen and mortgagees. Debtor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtor with full power and authority in the place and stead of Debtor and in the name of Debtor or its own name from time to time in Secured Party's discretion, to perform all acts which Secured Party deems appropriate to attach, continue, preserve or perfect and continue the Security Interest, including signing for Debtor (to the extent such signature may be required by applicable law) UCC-1 financing statements and UCC-3 Statements of Change or to accomplish the purposes of this Agreement. This power of attorney, being coupled with an interest, is irrevocable and shall not be affected by the subsequent disability or incompetence of Debtor.

3. Representations and Warranties. Debtor represents, warrants and agrees as follows:

     3.1 Title. Debtor holds good and marketable title to the Collateral free and clear from any security interest or other lien or encumbrance of any party, other than the Security Interest or such liens, security interests or other liens or encumbrances specifically permitted by Secured Party and set forth on Exhibit A hereto ("Permitted Liens"). Debtor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral except for the Permitted Liens.

     3.2 Authority. If Debtor is a business entity, it is duly organized, validly existing and in good standing under the laws of the above-named state of organization. Debtor has the full power and authority to grant the Security Interest and to execute, deliver and perform its obligations in accordance with this Agreement. The execution and delivery of this Agreement will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement governing Debtor or to which Debtor is a party; or (iii) result in a security interest or other lien or encumbrance on any of its assets. Debtor's certificate of incorporation, by-laws or other organizational documents do not prohibit any term or condition of this Agreement. Each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Debtor's execution, delivery or performance of this Agreement (including any shareholder or board of directors or similar approvals) has been duly obtained and is in full force and effect. Debtor has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

     3.3 Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment or order of any court, agency or other governmental authority or arbitrator which involves Debtor or the Collateral and which might have a material adverse effect upon the Collateral, the Debtor, its business, operations, affairs or condition (financial or otherwise), or threaten the validity of this Agreement or any related document or action. Debtor will immediately notify Secured Party upon acquiring knowledge of the foregoing.

     3.4 Enforceability of Collateral. Instruments, chattel paper, accounts or documents which constitute any part of the Collateral are genuine and enforceable in accordance with their terms, comply with the applicable law of any governmental authority concerning form, content, manner of preparation and execution, and all persons appearing to be obligated on such Collateral have authority and capacity to contract and are in fact obligated as they appear to be on such Collateral. There are no restrictions on any assignment or other transfer or grant of the Security Interest by Debtor. Each sum represented by Debtor from time to time as owing on accounts, instruments, deposit accounts, chattel paper and general intangibles constituting any part of the Collateral by account debtors and other parties with respect to such Collateral is the sum actually and unconditionally owing by account debtors and other parties with respect thereto at such time, except for applicable normal cash discounts. None of the Collateral is subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Secured Party in writing.

     3.5 Location of Chief Executive Office, Records, Collateral. The locations of the following are listed on page one of this Agreement or, if different or additional, on Exhibit A hereto: (i) Debtor's residence, principal place of business and chief executive office; (ii) the office in which Debtor maintains its books or records relating to the Collateral; (iii) the facility (including any storage facility) at which now owned or subsequently acquired inventory, equipment and fixtures constituting any part of the Collateral shall be kept; and (iv) the real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber constituting any part of the Collateral is or is to be standing. Debtor will not effect or permit any change in any of the foregoing locations (or remove or permit the removal of the records or Collateral therefrom, except for mobile equipment included in the Collateral which may be moved to another location for not more than thirty (30)
days) without thirty (30) days prior written notice to Secured Party and all actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken. All of the locations listed on page one or Exhibit A are owned by Debtor, of if not, by the party(ies) identified on Exhibit A.

     3.6 Structure; Name. Debtor's organizational structure, state of registration and organizational identification number (if any) are stated accurately on page one of this Agreement, and its full legal name and any trade name used to identify it are stated accurately on page one of this Agreement, or if different or additional are listed on Exhibit A hereto. Debtor will not change its name, any trade names or its identity, its organizational structure, state of registration or organizational identification number without thirty
(30) days prior written notice to Secured Party. All actions deemed necessary by Secured Party to maintain the Security Interest intended to be granted hereby at all times fully perfected and in full force and effect have been taken.

     3.7 Year 2000. Debtor represents, warrants and covenants to Secured Party, now and as long as this Agreement is in effect, that (i) it has assessed its equipment (including embedded systems), software, firmware and computer systems (including equipment or systems supplied by others or with which debtor's equipment and systems exchange date data) that are material to Debtor conducting its business and/or performing operations (collectively, the "Systems") to determine whether such Systems accurately process date data from, into, and between the twentieth and twenty-first centuries, including leap year calculations ("Y2K Compliant"); (ii) in sufficient time before December 31,

1999, Debtor will have corrected and redeployed any non-Y2K Compliant Systems so that all its Systems are Y2K Compliant and all Systems will have been tested to confirm that they are Y2K Compliant; and (iii) the expense of correcting and redeploying any non-Y2K Compliant Systems and all System testing, and/or the reasonably foreseeable consequence of any System failing to be Y2K Compliant will not have a material adverse effect on Debtor, its business, operations, affairs or condition (financial or otherwise).

     4. Performance and Expenditures by Secured Party. If Debtor fails to perform or comply with any of the terms hereof, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such terms including the payment or discharge of all taxes, fees, security interest or other liens, encumbrances or claims, at any time levied or placed on the Collateral. An election to make expenditures or to take action or perform an obligation of Debtor under this Agreement, after Debtor's failure to perform, shall not affect Secured Party's right to declare an Event of Default and to exercise its remedies. Nor shall the provisions of this Section relieve Debtor of any of its obligations hereunder with respect to the Collateral or impose any obligation on Secured Party to proceed in any particular manner with respect to the Collateral.

     5. Duty of Secured Party. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of the Collateral upon the request of Debtor or any other person or to take any other action whatsoever with regard to the Collateral. The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of its powers under this Agreement, and neither it nor its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

6.   Certain Rights and Remedies.

     6.1 Inspection; Verification. Secured Party, and such persons as it may designate, shall have the right from time to time to (i) audit and inspect (a) the Collateral, (b) all books and records related thereto (and make extracts and copies from such records), and (c) the premises upon which any of the Collateral or books and records may be located; (ii) discuss Debtor's business, operations, affairs or condition (financial or otherwise) with its officers, accountants; and (iii) verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to the Collateral in any manner and through any medium Secured Party may consider appropriate (including contacting account debtors or third party possessing the Collateral for purpose of making such verification). Debtor shall furnish all assistance and information and perform any acts Secured Party may require regarding thereto. Debtor shall bear the cost and expense of any such inspection and verification.

     6.2 Notification of Security Interest. Secured Party may notify any or all account debtors and other person obligated with respect to the Collateral of the Security Interest therein. Upon the request of Secured Party, Debtor agrees to enter into such warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that Secured Party shall deem necessary or desirable.

     6.3 Application of Proceeds. Secured Party may apply the proceeds from the sale, lease or other disposition or realization upon the Collateral to the Obligations in such order and manner and at such time as Secured Party shall, in its sole discretion, determine. Debtor waives and agrees not to assert any rights it may have or acquire under current Section 9-112 of the UCC (or any subsequent amendment thereto). Debtor shall remain liable for any deficiency if the proceeds of any sale, lease or other disposition or realization upon the Collateral are insufficient to pay the Obligations. Any proceeds received by Debtor from the Collateral after an Event of Default shall (i) be held by Debtor in trust for Secured Party in the same medium in which received; (ii) not be commingled with any assets of Debtor; and (iii) be delivered to Secured Party in the form received, properly indorsed to permit collection. After an Event of Default, Debtor shall promptly notify Secured Party of the return to or repossession by Debtor of goods constituting part of the Collateral, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

     6.4 Income and Proceeds of Instruments and Investment Property. Until the occurrence of an Event of Default, Debtor reserves the right to request to receive all cash income or cash distribution (whether in cash or evidenced by check) payable on account of any instrument or investment property constituting part of the Collateral (collectively, "Cash Distribution"). Until actually paid, all rights in the foregoing shall remain subject to the Security Interest. Any other income, dividend, distribution, increase in or profits (including any stock issued as a result of any stock split or dividend, any capital distributions and the like) on account of any instrument or investment property constituting part of the Collateral and, upon the occurrence of an Event of Default, all Cash Distributions, shall be delivered to Secured Party immediately upon receipt, in the exact form received and without commingling with other property which may be received by, paid or delivered to Debtor or for Debtor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of the Collateral. Until delivery, such Collateral shall be held in trust for Secured Party.

     6.5 Registered Holder of the Collateral. Secured Party shall have the right to transfer to or register (with or without reference to this Agreement) in the name of Secured Party or its nominee any investment property, general intangible, instrument or deposit account constituting part of the Collateral so that Secured Party or such nominee shall appear as the sole owner of record thereof; provided, however, that so long as no Event of Default has occurred, Secured Party shall deliver to Debtor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Debtor or its designee a proxy or proxies to vote and take all action with respect to such Collateral. After the occurrence of any Event of Default, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor or its designee as aforesaid shall thereafter be effective.

7.   Default.

     7.1 Events of Default. Any of the following events or conditions shall constitute an "Event of Default": (i) failure by Debtor to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or after both notice and lapse of time will permit acceleration of any Obligation; (ii) default by Debtor in the performance of any obligation, term or condition of this Agreement or any other agreement with Secured Party or any of its affiliates or subsidiaries (collectively, "Affiliates"); (iii) failure by Debtor to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party or any Affiliate, the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation or the failure to perform any agreement with any third party or any affiliate; (iv) Debtor is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) Debtor makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of Debtor to a third party; or the cessation by Debtor as a going business concern; (vi) Debtor files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days); (vii) the reorganization, merger, consolidation or dissolution of Debtor (or the making of any agreement therefor); (viii) the death or judicial declaration of incompetency of Debtor, if an individual; (ix) the entry of any judgment or order of any court, other governmental authority or arbitrator against Debtor; (x) falsity, omission or inaccuracy of facts submitted to Secured Party or any Affiliate (whether in a financial statement or otherwise); (xi) an adverse change in the Collateral, Debtor, its business, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to Secured Party, and which change Secured Party determines will have a material adverse affect on (a) Debtor, its business, operations or condition (financial or otherwise), or (b) the ability of Debtor to pay or perform the Obligations;
(xii) any pension plan of Debtor fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of Secured Party, might have a material adverse effect on Debtor's ability to repay its debts; (xiii) any indication or evidence received by Secured Party that Debtor may have directly or indirectly been engaged in any type of activity which, in Secured Party's discretion, might result in the forfeiture or any property of Debtor to any governmental authority; (xiv) the occurrence of any event described in Section 7.1(i) through and including 7.1(xiii) with respect to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; or (xv) Secured Party in good faith deems itself insecure with respect to payment or performance of the Obligations.

     7.2 Rights and Remedies Upon Default. Upon the occurrence of any Event of Default, Secured Party without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies of a secured party under the UCC, under other applicable law, in equity or otherwise or available under in this Agreement including:

          7.2.1 Obligations Immediately Due; Termination of Lending. Secured Party may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 7.1 (vi) above. The provisions hereof are not intended in any way to affect any rights of Secured Party with respect to any Obligations which may now or hereafter be payable on demand. Secured Party may terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to Debtor.

          7.2.2 Access to Collateral. Secured Party, or its agents, may peaceably retake possession of the Collateral with or without notice or process of law, and for that purpose may enter upon any premises where the Collateral is located and remove the same. At Secured Party's request, Debtor shall assemble the Collateral and deliver it to Secured Party or any place designated by Secured Party, at Debtor's expense.

          7.2.3 Sell Collateral. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral in one or more parcels at public or private sale or sales upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Debtor. Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Debtor now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Secured Party shall have the right to use Debtor's premises and any materials or rights of Debtor (including any intellectual property rights) without charge for such sales or disposition of the Collateral or the completion of any work in progress for such times as Secured Party may see fit. Without in any way requiring notice to be given in the following time and manner, Debtor agrees that with respect to any notice by Secured Party of any sale, lease or other disposition or realization or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, such notice shall be deemed reasonable and proper if given at least five (5) days before such action in the manner described below in the Section entitled "Notices".

          7.2.4 Collect Revenues. Secured Party may either directly or through a receiver (i) demand, collect and sue on any Collateral consisting of accounts or any other Collateral including notifying account debtors or any other persons obligated on the Collateral to make payment on the Collateral directly to Secured Party; (ii) file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party with respect to the Collateral or to enforce any other right in respect of the Collateral; (iii) take control, in any manner, of any payment or proceeds from the Collateral; (iv) prosecute or defend any suit, action or proceeding brought against Debtor with respect to the Collateral; (v) settle, compromise or adjust any and all claims arising under the Collateral or, to give such discharges or releases as Secured Party may deem appropriate; (vi) receive and collect all mail addressed to Debtor, direct the place of delivery thereof to any location designated by Secured Party; to open such mail; to remove all contents therefrom; to retain all contents thereof constituting or relating to the Collateral;
     (vii) execute, sign or endorse any and all claims, endorsements, assignments, checks or other instruments with respect to the Collateral; or
     (viii) generally, use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral; and Debtor hereby irrevocably appoints Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for Debtor with full power and authority in the place and stead of Debtor and in the name of Debtor or in its own name from time to time in Secured Party's discretion, to take any and all appropriate action Secured Party deems necessary or desirable to accomplish any of the foregoing or otherwise to protect, preserve, collect or realize upon the Collateral or to accomplish the purposes of this Agreement. Debtor revokes each power of attorney (including any proxy) heretofore granted by Debtor with regard to the Collateral. This power of attorney, being coupled with an interest, is irrevocable and shall not be affected by the subsequent disability or incompetence of Debtor.

          7.2.5 Setoff. Secured Party may place an administrative hold on and set off against the Obligations any property held in a deposit or other account with Secured Party or any of its Affiliates or otherwise owing by Secured Party or any of its Affiliates in any capacity to Debtor. Such set-off shall be deemed to have been exercised immediately at the time Secured Party or such Affiliate elects to do so.

     8. Expenses. Debtor shall pay to Secured Party on demand all costs and expenses (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which Secured Party may incur in connection with (i) the administration of this Agreement, including any administrative fees Secured Party may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the custody or preservation of, or the sale, lease or other disposition or realization on the Collateral; (iii) the enforcement and collection of any Obligations or any guaranty thereof; (iv) the exercise, performance ,enforcement or protection of any of the rights of Secured Party hereunder; or (v) the failure of Debtor to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, Debtor shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by Secured Party to the date reimbursed by Debtor. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9. Indemnification. Debtor shall indemnify Secured Party and its Affiliates and each officer, employee, accountant, attorney and other agent thereof (each such person being an "Indemnified Party") on demand, without any limitation as to amount, against each liability, cost and expense (including all reasonable fees and disbursements of all counsel retained for advice, suit, appeal or other proceedings or purpose, and of any expert or agents an Indemnified Party may retain) heretofore or hereafter imposed on, incurred by or asserted against any Indemnified Party (including any claim involving any allegation of any violation of applicable law of any governmental authority (including any environmental law or criminal law)), however asserted and whether now existing or hereafter arising, arising out of any ownership, disposition or use of any of the Collateral; provided, however, the foregoing indemnity shall not apply to liability, cost or expense solely attributable to an Indemnified Party's gross negligence or willful misconduct. This indemnity agreement shall survive the termination of this Agreement. Any amounts payable under this or any other section of this Agreement shall be additional Obligations secured hereby.

 10. Miscellaneous.

     10.1 Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Debtor (at its address on Secured Party's records) or to Secured Party (at the address on page one and separately to Secured Party's officer responsible for Debtor's relationship with Secured Party). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Debtor and Secured Party.

     10.2 Governing Law; Jurisdiction. This Agreement has been delivered to and accepted by Secured Party and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE SECURED PARTY MAINTAINS A BRANCH AND CONSENTS THAT SECURED PARTY MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT DEBTOR'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT SECURED PARTY FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST DEBTOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF DEBTOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Debtor acknowledges and agrees that the venue provided above is the most convenient forum for both Secured Party and Debtor. Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

     10.3 Security Interest Absolute. All rights of Secured Party hereunder, the Security Interest and all obligations of Debtor hereunder shall be absolute and unconditional irrespective of (i) any filing by or against Debtor of any petition in bankruptcy or any action under federal or state law for the relief of debtors or the seeking or consenting to of the appointment of an administrator, receiver, custodian or similar officer for the wind up of its business; (ii) any lack of validity or enforceability of any agreement with respect to any of the Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument with respect to the Obligations, (iv) any exchange, release or non-perfection of any lien or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor in respect of the Obligations or this Agreement. If, after receipt of any payment of all or any part of the Obligations, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, such payment shall be reinstated as part of the Obligations and this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     10.4 Remedies Cumulative; Preservation of Rights. The rights and remedies herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies which Secured Party may have under other agreements now or hereafter in effect between Debtor and Secured Party, at law (including under the UCC) or in equity. No failure or delay of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Debtor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of Secured Party including representations to make loans to Debtor. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

     10.5 Joint and Several; Successors and Assigns. If there is more than one Debtor, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement and the term "Debtor" shall include each as well as all of them. This Agreement shall be binding upon Debtor and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, Secured Party, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by Debtor without the prior written consent of Secured Party.

     10.6 Waivers; Changes in Writing. No course of dealing or other conduct, no oral agreement or representation made by Secured Party or usage of trade shall operate as a waiver of any right or remedy of Secured Party. No waiver of any provision of this Agreement or consent to any departure by Debtor therefrom shall in any event be effective unless made specifically in writing by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by Debtor and Secured Party.

     10.7 Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Debtor agrees that in any legal proceeding, a photocopy of this Agreement kept in Secured Party's course of business may be admitted into evidence as an original. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the UCC.

    10.8  Waiver of Jury  Trial.  DEBTOR AND SECURED  PARTY  HEREBY  KNOWINGLY,
VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR AND SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.


Dated March 26,2003                        PRO-FAC COOPERATIVE, INC.
      ---------------------




                          By: /s/ Stephen R. Wright
                                  ------------------------------------------
                                  Stephen R. Wright, General Manager and CEO





                                 ACKNOWLEDGMENT

STATE OF    NEW YORK        )
         ------------------
                            : SS.
COUNTY OF  MONROE  )
          --------

On the 26th day of March, in the year 2003 , before me, the undersigned, a Notary Public in and for said State, personally appeared Stephen R. Wright, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                         /s/ Susan G. Riker
                                         -----------------------------------
                                         Notary Public

FOR SECURED PARTY USE ONLY:

Authorization confirmed:
                          -------------------------------------------

If Debtor's Obligations arise under a guaranty in favor of Secured Party, list the name whose indebtedness is being guaranteed under such guaranty:

{399174:}
                                    Exhibit A


1.       Permitted Liens (ss.3.1)

         None, except prior leasehold financing


2. Residence, principal place of business or chief executive office (ss.3.5(i))

         90 Linden Oaks, Rochester, New York 14625


3. Location of Books and Records (ss.3.5(ii))

         90 Linden Oaks, Rochester, New York 14625


4. Location of Inventory, Equipment, Fixtures, Crops or Timber (ss.3.5(iii) and ss.3.5(iv))

         90 Linden Oaks, Rochester, New York 14625 for equipment and fixtures. Borrower will maintain and provide to Secured Party upon request copies of all crop agreements in place with its members through the period when Borrower pays for crops delivered.


5. Locations Not Owned by Debtor and Name of Record Owner (ss.3.5)

         LP Associates
         80 Linden Oaks, Rochester, New York 14625


6. Trade Name, "Doing Business As" Name or Assumed Name (ss.3.6)

         None